BLUME LAW FIRM, P.C.
                           A PROFESSIONAL CORPORATION
                        Licensed in Arizona and Minnesota

                          Paradise Village Office Park
                           11811 North Tatum Boulevard
                                   Suite 1025
                           Phoenix, Arizona 85028-1699

                            Telephone (602) 494-7976
                            Facsimile (602) 494-7313
                         Web Site: www.blumelawfirm.com
                         E-Mail: gblume@blumelawfirm.com


                                October 25, 2001

United States Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C.  20549

         Reference:        Future Carz, Inc.

Gentlemen:

     We have been requested by Future Carz, Inc., a Nevada corporation (the "Company"), to furnish you with our opinion as to the matters hereinafter set forth in connection with the above- captioned registration statement (the "Registration Statement") covering an aggregate of 1,350,000 Shares (the "Shares") of the Company's common stock, par value $.001 per Share offered on behalf of the Company in connection with the Company's Consultant Agreements between Future Carz, Inc. and Jeffery Halbirt, Michael W. Heisler, Mary Reynolds, and Gemini Consulting, L.L.C.

     In connection with this opinion, we have examined the Registration Statement, Annual Report, the Company's Articles of Incorporation and By-laws, and such other documents as we have deemed necessary to enable us to render the opinion hereinafter expressed.

     Based upon and subject to the foregoing, we are of the opinion that the Shares, when issued in accordance with the Plans, will be legally issued, fully paid and non-assessable.

     We render no opinion as to the laws of any jurisdiction other than the internal laws of the States of Arizona and Minnesota.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our name under the caption "Legal Opinions" in the prospectus included in the Registration Statement.

                                   Sincerely,

                                   BLUME LAW FIRM, P.C.


                                   /s/ Gary R. Blume
                                   Gary R. Blume
                                   Attorney at Law

GRB/lvd


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